UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2016

Genesee & Wyoming Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31456	06-0984624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Avenue Darien, Connecticut		06820
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 202-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Amended and Restated Partnership Investment Agreement

On November 30, 2016, Genesee & Wyoming Inc., a Delaware corporation (“G&W”), and the members of a Macquarie Infrastructure and Real Assets consortium (“MIRA”) entered into an Amendment and Restatement Deed (the “Amendment”) pursuant to which G&W and MIRA agreed to amend and restate the Partnership Investment Agreement dated October 14, 2016, as amended on October 20, 2016 (as amended and restated, the “PIA”), the final form of which is attached to the Amendment. Under the PIA, MIRA contributed A$644 million (US$477 million at current exchange rates) in cash in the form of equity contributions and partner loans to G&W Australia Holdings LP (the “Partnership”), an existing partnership that was wholly-owned by G&W immediately prior to MIRA’s equity contributions and partner loans (the “Partnership Transaction”).

Following the completion of the Partnership Transaction on December 1, 2016, the Partnership is 51.1% owned by G&W and 48.9% owned by MIRA (collectively, the “Partners”), and, following the closing of the GRail Transaction (as defined and described herein), owns G&W’s existing Australian business and Glencore Rail (NSW) Pty Limited (“GRail”). G&W will consolidate 100% of the Partnership in its financial statements and will record a non-controlling interest for MIRA’s 48.9% equity ownership. In accordance with the terms of an Amended and Restated Partnership Agreement, the agreed form of which is attached to the PIA as a schedule (the “Partnership Agreement”), the Partnership will be governed by a management committee, which will contain representatives appointed by both MIRA and G&W general partners. Certain matters will require approval by both Partners, in general these include: (i) hiring and firing of select executives of the Partnership; (ii) commitments relating to significant contracts or other matters; (iii) approval of the Partnership’s strategic plan, which is a long-term plan outlining the expectations of the Partners for the business (including leverage, equity returns and capitalization); (iv) mergers or consolidations; (v) incurrence of material indebtedness; (vi) capital structure changes; (vii) changes to the distribution policy; and (viii) related-party transactions. The Partners also have agreed to certain customary exit rights with respect to their interests in the Partnership.

The foregoing description of the Amendment, the PIA and the Partnership Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, the PIA and the Partnership Agreement, each of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Syndicated Facility Agreement

On November 28, 2016, and in anticipation of the completion of the Partnership Transaction and the GRail Transaction, G&W’s recently established subsidiary, GWI Acquisitions Pty Ltd (“GWIA”), entered into a syndicated facility agreement (the “Syndicated Facility Agreement”) with the other obligors thereto, National Australia Bank Limited, as agent (the “Agent”), and Australia and New Zealand Banking Group Limited, Bank of America, N.A. Australian Branch, BNP Paribas, Citibank, N.A. Sydney Branch, Commonwealth Bank of Australia, JPMorgan Chase Bank, N.A., Sumitomo Mitsui Banking Corporation and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (such lenders together with the Agent, the “Lenders”), pursuant to which the Lenders provided to GWIA A$690 million (US$511 million at current exchange rates) in senior secured term loan facilities (the “Term Loan Facilities”) and A$50 million (US$37 million at current exchange rates) in the form of a revolving loan facility (the “Revolving Credit Facility” and, together with the Term Loan Facilities, the “Credit Facilities”). The Term Loan Facilities comprise a A$130 million (US$96 million at current exchange rates) amortizing tranche (“Tranche A1”) and a A$560 million (US$414 million at current exchange rates) tranche repayable on the maturity date (“Tranche A2”).

The maturity date of the Credit Facilities (the “Maturity Date”) is December 1, 2021, or such earlier date as the obligations under the Credit Facilities become due and payable pursuant to the terms of the Syndicated Facility Agreement.

Interest Rate and Fees under the Syndicated Facility Agreement

The interest rate per annum applicable to the loans under the Syndicated Facility Agreement for a relevant interest period will be the sum of the applicable margin and a fluctuating rate of interest determined by reference to: (i) the applicable screen rate displayed at or about 10:30 a.m. (Sydney time) on the first day on an interest period on the page BBSY of the Thompson Reuters screen (or such replacement that displays that rate); or (ii) if the rate in (i) is not available, the sum of (a) the rate displayed on the page BBSW of the Thompson Reuters screen and (b) 0.05% per annum; or (iii) if no rate under (i) or (ii) is available, the interpolated screen rate for the longest period less than the relevant interest period for the loan and the shortest period which exceeds the relevant interest period for the loan; or (iv) where the rate cannot be determined under (i), (ii) and (iii), the arithmetic mean of the rates provided by Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited and Westpac Banking Corporation as reference banks, plus 0.05% per annum.

The applicable margin for the loans under the Credit Facilities will initially be (i) 2.70% per annum (for Tranche A1 and the Revolving Credit Facility) and 2.80% per annum (for Tranche A2). Following the delivery of GWIA’s first compliance certificate after the effective date in accordance with the terms of the Syndicated Facility Agreement, the applicable margin will range from 2.35% per annum to 3.65% per annum (in respect of Tranche A1 and the Revolving Credit Facility) and 2.45% per annum to 3.75% per annum (for Tranche A2), depending upon the total leverage ratio of GWIA and the obligors under the Syndicated Facility Agreement.

In addition to paying interest on outstanding principal under the Credit Facilities, GWIA will be required to pay a commitment fee in respect of the unutilized portion of the commitments under the Revolving Credit Facility. The commitment fee rate will initially be 45% of the applicable margin from time to time under the facility to which the unutilized portion of the commitments relate. GWIA will also pay customary letter of credit and agency fees.

Prepayments

GWIA may voluntarily prepay outstanding loans under the Credit Facilities, in whole or in part, at any time without penalty or premium, subject to customary “breakage” costs with respect to prepayments of loans on a day other than the last day of any applicable interest period.

In limited circumstances, GWIA may be required to repay all or a portion of outstanding loans under the Term Loan Facilities, including following certain sales, dispositions, receipt of certain insurance proceeds or issuances or incurrences of new indebtedness to refinance existing indebtedness.

Amortization – Tranche A1

The loans under Tranche A1 will amortize in quarterly installment amounts of approximately A$4.5 million (US$3.3 million at current exchange rates) to A$5.4 million (US$4.0 million at current exchange rates) for each calendar quarter commencing on March 31, 2017 to December 31, 2019 (inclusive), and thereafter until the Maturity Date, quarterly installment amounts of approximately A$8.6 million (US$6.3 million at current exchange rates). All amounts which remain outstanding on the Maturity Date must be repaid on the Maturity Date.

Guaranty and Security

In connection with the Credit Facilities, GWIA and certain obligors (the “Guarantors”), subject to certain exceptions and grace periods, have guaranteed and granted security interests over substantially all of their assets to guarantee and secure amounts borrowed under the Credit Facilities.

Pursuant to the Security Documents, amounts borrowed under the Credit Facilities and any other amounts owing under the finance documents (including hedge agreements) are secured on a first priority basis by a perfected security interest over substantially all of the tangible and intangible assets (subject to certain exceptions) of GWIA and the Guarantors, including the capital stock of each of GWIA’s direct and indirect wholly-owned material subsidiaries.

Certain Covenants and Events of Default

The Syndicated Facility Agreement contains a number of customary affirmative and negative covenants that, among other things, limit or restrict the ability of GWIA and the Guarantors, subject to certain exceptions, to: incur additional indebtedness; create liens; make investments; pay dividends on capital stock or redeem, repurchase or retire capital stock; consolidate or merge; enter into sale and leaseback transactions; change the business conducted by GWIA and the Guarantors; sell capital stock of certain Guarantors; enter into certain agreements or make amendments to certain agreements; and engage in certain transactions with affiliates. In addition, under the Syndicated Facility Agreement, GWIA is subject to specified maximum total leverage ratios and specified minimum debt service coverage ratios.

The Syndicated Facility Agreement contains customary events of default which apply to GWIA and certain obligors, including nonpayment of principal, interest, fees or other amounts; violation of certain covenants (including the financial covenants in the preceding paragraph); material inaccuracy of a representation or warranty when made; cross-default to other indebtedness; the occurrence of certain bankruptcy or insolvency events; material unsatisfied judgments; actual or asserted invalidity or the repudiation of any finance document in connection with the Credit Facilities; appropriation by a government agency of material business property of a Guarantor; and the occurrence of certain events which would have a “material adverse effect”.

Certain events of default are subject to customary remedy periods and the violation of certain financial covenants referred to above is subject to cure rights.

Other

The Lenders and certain of each of their affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Syndicated Facility Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Syndicated Facility Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 1, 2016, GWIA completed the previously-announced acquisition of 100% of the issued share capital of GRail for cash consideration of A$1.14 billion (US$844 million at current exchange rates) (the “GRail Transaction”), from Glencore Coal Pty Limited (the “Seller”), pursuant to the terms of the Share Sale Agreement, dated October 20, 2016, by and among G&W, GWIA, the Seller and Glencore Operations Australia Pty Limited. Upon consummation of the GRail Transaction, GRail is wholly-owned by the Partnership.

The aggregate purchase price paid for GRail was funded by new equity and partner loan financing received in connection with the Partnership Transaction, debt financing under the Syndicated Facility Agreement and available cash from G&W’s balance sheet contributed as a partner loan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Syndicated Facility Agreement” is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the closing of the GRail Transaction and the Partnership Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit	Description

10.1	Amendment and Restatement Deed, dated November 30, 2016, by and among Genesee & Wyoming Inc. and the members of a Macquarie Infrastructure and Real Assets consortium.*

10.2	Syndicated Facility Agreement, dated November 28, 2016, among GWI Acquisitions Pty Ltd, the obligors party thereto, National Australia Bank Limited, as agent and lender, and Australia and New Zealand Banking Group Limited, Bank of America, N.A. Australian Branch, BNP Paribas, Citibank, N.A. Sydney Branch, Commonwealth Bank of Australia, JPMorgan Chase Bank, N.A., Sumitomo Mitsui Banking Corporation and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as lenders

99.1	Press release, dated December 1, 2016, announcing the completion of the acquisition of Glencore Rail (NSW) Pty Ltd.

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. G&W agrees to furnish supplementally a copy of such schedule, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: December 1, 2016	By:	/s/ Allison M. Fergus
	Name:	Allison M. Fergus
	Title:	General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description

10.1	Amendment and Restatement Deed, dated November 30, 2016, by and among Genesee & Wyoming Inc. and the members of a Macquarie Infrastructure and Real Assets consortium.

10.2	Syndicated Facility Agreement, dated November 28, 2016, among GWI Acquisitions Pty Ltd, the obligors party thereto, National Australia Bank Limited, as agent and lender, and Australia and New Zealand Banking Group Limited, Bank of America, N.A. Australian Branch, BNP Paribas, Citibank, N.A. Sydney Branch, Commonwealth Bank of Australia, JPMorgan Chase Bank, N.A., Sumitomo Mitsui Banking Corporation and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as lenders

99.1	Press release, dated December 1, 2016, announcing the completion of the acquisition of Glencore Rail (NSW) Pty Ltd.